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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 6, 2000


                      AUBURN NATIONAL BANCORPORATION, INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

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
   Delaware                       0-26486                   63-0885779
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(State or Other                 (Commission               (IRS Employer
Jurisdiction of                 File Number)            Identification No.)
Incorporation)
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      100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama  36831-3110
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        (Addresses of Principal Executive Offices, including Zip Code)

                                 (334) 821-9200
                  ---------------------------------------------
              (Registrant's Telephone Number, including Area Code)
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Item 5.    Other Events.
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NEWS RELEASE

AUBURN, Alabama, December 6, 2000 --- On December 6, 2000, Auburn National Bancorporation's (The "Company") amended its September 30, 2000 Form 10-Q by filing a Form 10QA. The Form 10-Q that was filed on November 14, 2000 was erroneously filed by the Company's EDGAR service provider before it was finally reviewed by the Company, and before completion of the limited review by the Company's independent auditors under Statement on Auditing Standards No. 71 ("SAS No. 71"). The Company authorized our EDGAR service provider to transmit Form 12b-25 "Notification of Late Filing" on November 14, 2000 but did not authorize the transmittal of the Company's Form 10-Q. The Company's senior management and board of directors have completed its review of the Company's loan portfolio, including a report by the bank's independent credit review service. As a result, an additional provision of $600,000 ($352,492, net of tax effect) was made to the allowance for loan losses as of September 30, 2000 and the financial statements as of and for the period then ended have been restated. This provision reflects, in part, an increase in the percentage of the Company's loan portfolio reviewed by the independent consultant in 2000, as well as management's more detailed evaluations, estimates and judgements regarding various identified credits. With the additional provision, the Company reported unaudited net income of approximately $2.1 million, or $0.55 per share, for the nine months ended September 30, 2000, compared to approximately $2.4 million, or $0.61 per share, for the same period last year. The Company's net income for the three months ended September 30, 2000 was approximately $346,000, or $0.09 per share, compared to approximately $484,000, or $0.12 per share, for the same period last year. KPMG LLP, the Company's independent auditor, has completed its limited SAS No. 71 review of the financial information included in the Form 10-QA for the quarter ended September 30, 2000.

     This provision will bring the level of the allowance for possible loan losses to $3.7 million, or 1.42% of funded loans at September 30, 2000, compared to $3.8 million or 1.45% of funded loans at December 31, 1999. The Company's allowance for possible loan losses at September 30, 2000 was approximately 53.69% of nonperforming loans compared to approximately 62.14% at December 31, 1999.

     Auburn National Bancorporation, Inc. is the parent company of AuburnBank with total consolidated assets of approximately $399 million. The Company's common stock trades on Nasdaq SmallCap market under the symbol of "AUBN."

Under the Private Securities Litigation Reform Act of 1995, certain of the statements contained in this press release regarding Auburn National Bancorporation, Inc.'s business and financial performance which are not historical facts may constitute "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled "Special Cautionary Notice Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year.


For additional information, contact  E. L. Spencer, Jr.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.
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       (c)  Exhibits

            The following exhibits are filed herewith:

     Exhibit No.      Description
     -----------      -----------

     99.1             Press Release dated December 6, 2000

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AUBURN NATIONAL BANCORPORATION, INC.
                                (Registrant)



                                /s/ E.L. Spencer, Jr.
                                ---------------------
                                E.L. Spencer, Jr.
                                Chairman, President, and Chief Executive Officer




Date:  December 6, 2000
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                               INDEX TO EXHIBITS
                               -----------------



Exhibit
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99.1   Press Release dated December 6, 2000